UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8181 Arista Place, Suite 100
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ACON	Nasdaq Stock Market
Common Stock Warrants	ACONW	Nasdaq Stock Market
Series D Junior Participating Preferred Purchase Rights	N/A	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2026, the Company held its 2026 Annual Meeting of Stockholders.

The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1 – Election of seven directors to serve a term ending at the 2027 annual meeting, in each case until their respective successors are duly elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes
Jeffrey Thramann	532,591	245,654	841,750
Brent Ness	528,080	250,165	841,750
Stephen Deitsch	532,578	245,668	841,750
Scott Breidbart	525,005	253,240	841,750
David Neal	468,385	309,861	841,750
William Wesemann	528,981	249,265	841,750
Amanda Williams	533,055	245,190	841,750

All seven director nominees were duly elected.

Proposal 2 – Ratification of appointment of independent registered accounting firm – Haynie & Company

Votes For	Votes Against	Abstain	Broker Non-Votes
1,588,388	20,623	10,985	N/A

Proposal 2 was approved.

Proposal 3 – Approval of an amendment to our 2022 equity incentive plan

Votes For	Votes Against	Abstain	Broker Non-Votes
453,431	323,512	1,302	841,751

Proposal 3 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARION, INC.

June 4, 2026	By:	/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer

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